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                                                                   EXHIBIT 10.19

                              CONCORD CAMERA CORP.

                                 INCENTIVE PLAN

          (Composite Conformed Copy, as amended through April 24, 2000)

      (Where appropriate, numbers have been adjusted for the March 27, 2000 stock split)


I.       Purpose

         The purpose of the Concord Camera Corp. Long-Term Incentive Plan (the "Plan") is to attract and retain and provide incentives to employees, officers, directors and consultants of the Corporation, and to thereby increase overall shareholders' value. The Plan generally provides for the granting of stock, stock options, stock appreciation rights, restricted shares or any combination of the foregoing to the eligible participants.

II.      Definitions

         (a) "Award" includes, without limitation, stock options (including incentive stock options within the meaning of Section 422(b) of the Code) with or without stock appreciation rights, dividend equivalent rights, stock awards, restricted share awards, or other awards that are valued in whole or in part by reference to, or are otherwise based on, the Common Stock ("other Common Stock-based Awards"), all on a stand alone, combination or tandem basis, as described in or granted under this Plan.

         (b) "Award Agreement" means a written agreement setting forth the terms and conditions of each Award made under this Plan.

         (c)  "Board" means the Board of Directors of the Corporation.

         (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (e) "Committee" means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board from time to time to administer this Plan the members of which shall consist solely of members of the Board who are "disinterested persons" within the meaning of Rule 16b-3 of the Exchange Act and are "outside directors" for purposes of Code Section 162(m)(4)(C) of the Code.

         (f) "Common Stock" means the no par value common stock of the Corporation.

         (g) "Corporation" means Concord Camera Corp., a New Jersey corporation.

         (h)  "Employee" means an employee of the Corporation or a Subsidiary.

         (i)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.
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         (j) "Fair Market Value" means the closing price for the Common Stock as officially reported on the relevant date (or if there were no sales on such date, on the next preceding date on which such closing price was recorded) by the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any such national securities exchange, the closing price as furnished by the National Association of Securities Dealers through NASDAQ or a similar organization if NASDAQ is no longer reporting such information, or, if the Common Stock is not quoted on NASDAQ, as determined in good faith by resolution of the Board (whose determination shall be conclusive), based on the best information available to it.

         (k) "Participant" means an Employee, officer, director or consultant who has been granted an Award under the Plan.

         (l) "Plan Year" means a twelve-month period beginning with July 1 of each year.

         (m) "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

III.     Eligibility

                  Any Employee, officer, director or consultant of the Corporation or Subsidiary selected by the Committee is eligible to receive an Award.

IV.      Plan Administration

         (a) Except as otherwise determined by the Board, the Plan shall be administered by the Committee. The Board, or the Committee to the extent determined by the Board, shall periodically make determinations with respect to the participation of Employees, officers, directors and consultants in the Plan and, except as otherwise required by law or this Plan, the grant terms of Awards, including vesting schedules, price, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Board or the Committee deems appropriate which shall be contained in an Award Agreement with respect to a Participant.

         (b) The Committee shall have authority to interpret and construe the provisions of the Plan and any Award Agreement and make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons. No member of the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Certificate of Incorporation, as it may be amended from time to time.

         (c) The Committee shall have the authority at any time to provide for the conditions and circumstances under which Awards shall be forfeited.

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V.        Capital Stock Subject to the Provisions of this Plan

         (a) The capital stock subject to the provisions of this Plan shall be shares of authorized but unissued Common Stock and shares of Common Stock held as treasury stock. Subject to adjustment in accordance with the provisions of
Section X, and subject to Section V(c) below, the total number of shares of Common Stock available for grants of Awards shall not exceed 6,000,000.

         (b) Any shares ceasing to be subject to an option because of the surrender of such option in lieu of exercise shall become again available for Awards under the Plan. The grant of a restricted share Award shall be deemed to be equal to the maximum number of shares which may be issued under the Award. Awards payable only in cash will not reduce the number of shares available for Awards granted under the Plan.

         (c) There shall be carried forward and be available for Awards under the Plan, in addition to shares available for grant under paragraph (a) of this
Section V, all of the following: (i) any unused portion of the limit set forth in paragraph (a) of this Section V; (ii) shares represented by Awards which are cancelled, forfeited, surrendered, terminated, paid in cash or expire unexercised; and (iii) the excess amount of variable Awards which become fixed at less than their maximum limitations.

VI.      Awards Under This Plan

         (a) Discretionary Awards. As the Board or Committee may determine, the following types of Awards and other Common Stock-based Awards may be granted under this Plan on a stand alone, combination or tandem basis:

                  (i) Stock Option. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine; provided that the exercise price of any option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Award.

                  (ii) Incentive Stock Option. An Award in the form of a stock option which shall comply with the requirements of Section 422 of the Code or any successor section as it may be amended from time to time. Subject to adjustment in accordance with the provisions of Section X, the aggregate number of shares which may be subject to incentive stock option Awards under this Plan shall not exceed 6,000,000 shares, subject to Section V above. To the extent that Section 422 of the Code requires certain provisions to be set forth in a written plan, said provisions are incorporated herein by this reference.

                  (iii) Stock Appreciation Right. A right contained in the grant of a stock option or incentive stock option to receive the excess of the Fair Market Value of a share of Common Stock on the date the option is surrendered over the option exercise price contained in the Award Agreement.


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                  (iv)  Restricted  Shares.  A transfer  of Common  Stock to a
Participant subject to forfeiture until such restrictions, terms and conditions as the Committee may determine are fulfilled.

                  (v) Dividend or Equivalent. A right to receive dividends or their equivalent in value in Common Stock, cash or in a combination of both with respect to any new or previously existing Award.

                  (vi) Stock Award. An unrestricted transfer of ownership of Common Stock which may only be made to Employees other than Employees who are officers or directors of the Corporation for purposes of Section 16 of the Exchange Act.

                  (vii) Other Stock-Based Awards. Other Common Stock-based Awards which are related to or serve a similar function to those Awards set forth in this Section VI(a).

         (b) Formula Awards. Each member of the Board who is not, on the date on which any option is to be granted pursuant to this paragraph (b) to such member, an Employee (a "Non-Employee Director") shall be granted stock options (which shall not comply with the requirements of Section 422 of the Code) in accordance with the following formula: (i) a stock option to acquire 20,000 (40,000 if the Grant Date occurred after March 27, 2000) shares of Common Stock shall be granted on the Grant Date (defined below) at the Exercise Price (defined below) which option shall become exercisable as to 4,000 (8,000 if the Grant Date occurred after March 27, 2000) shares on the January 1 next following the Grant Date and as to an additional 4,000 (8,000 if the Grant Date occurred after March 27, 2000) shares on each January 1 thereafter through the fourth such January 1 and (ii) a stock option to acquire 6,500 (13,000 if the Grant Date occurred after March 27, 2000) shares of Common Stock shall be granted on the Grant Date and on each anniversary thereof at the Exercise Price which options shall be exercisable immediately upon grant. [Prior to April 22, 1999 the annual grant provided for in clause (ii) of the preceding sentence was for 1,000 shares of common stock.] Notwithstanding the foregoing, commencing with the 1994 calendar year, in the event a Non-Employee Director fails to attend at least 75% of the Board meetings in any calendar year, such person shall automatically forfeit his right to exercise that portion of the option provided for in clause (i) above that would have otherwise become exercisable on the next following January 1 which portion shall cease to be of any force or effect. For purposes of this
Section VI(b), "Grant Date" shall mean (x) November 29, 1993, with respect to each Non-Employee Director serving in such capacity on such date and (y) the date of his election to the Board after November 29, 1993, with respect to each Non-Employee Director who was not serving in such capacity on November 29, 1993, and "Exercise Price" shall mean (x) the Fair Market Value of the Common Stock on the respective Grant Dates with respect to each option granted pursuant to clause (i) above and (y) the Fair Market Value of the Common Stock on each date of grant with respect to options granted pursuant to clause (ii) above. Options granted pursuant to this Section VI(b) shall expire and cease to be of any force or effect on the earlier of the fifth anniversary of the date any such option was granted or the first anniversary of the date on which an optionee ceases to be a member of the Board.

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VII.      Award Agreements

         Each Award under the Plan shall be evidenced by an Award Agreement setting forth the terms and conditions of the Award and executed by the Corporation and Participant.

VIII.    Other Terms and Conditions

         (a) Assignability. Unless provided to the contrary in any Award, no Award shall be assignable or transferable except by will, by the laws of descent and distribution and, during the lifetime of a Participant, the Award shall be exercisable only by such Participant. Notwithstanding the foregoing, options granted pursuant to the Plan which are not intended to qualify as Incentive Stock Options may be assigned to or otherwise transferred by the Optionee to family members of the Optionee or trusts or partnerships in which the participants or beneficiaries are limited to the Optionee and/or such family members; provided, however, that as so transferred or assigned, all provisions of any such option, including provisions relating to forfeiture and vesting, shall continue in full force and effect.

         (b) Termination of Employment. The Committee shall determine the disposition of the grant of each Award in the event of the retirement, disability, death or other termination of a Participant's employment or other relationship with the Corporation or a Subsidiary.

         (c) Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to shares covered by an Award until the date the Participant is the holder of record. No adjustment will be made for dividends or other rights for which the record date is prior to such date.

         (d) No Obligation to Exercise. The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

         (e) Payments by Participants. The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant; (iii) pursuant to a broker-assisted "cashless exercise" program if established by the Corporation; (iv) by a combination of the methods described in (i) through (iii) above; or (v) by such other methods as the Committee may deem appropriate.

         (f) Withholding. Except as otherwise provided by the Committee, (i) the deduction of withholding and any other taxes required by law will be made from all amounts paid in cash and (ii) in the case of payments of Awards in shares of Common Stock, the Participant shall be required to pay the amount of any taxes required to be withheld prior to receipt of such stock, or alternatively, a number of shares the Fair Market Value of which equals the amount required to be withheld may be deducted from the payment.

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         (g) Restrictions on Sale and Exercise. With respect to officers and directors for purposes of Section 16 of the Exchange Act, and if required to comply with rules promulgated thereunder, (i) no Award providing for exercise, a vesting period, a restriction period or the attainment of performance standards shall permit unrestricted ownership of Common Stock by the Participant for at least six months from the date of grant, and (ii) Common Stock acquired pursuant to this Plan (other than Common Stock acquired as a result of the granting of a "derivative security") may not be sold for at least six months after acquisition.

         (h) Maximum Awards. The maximum number of shares of Common Stock that may be issued to any single Participant pursuant to options under this Plan is 4,000,000.

IX.      Termination, Modification and Amendments

         (a) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Corporation present or represented and entitled to vote at a duly held stockholders meeting.

         (b) The Board may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board shall not make any material amendments to the Plan without the approval of at least the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Corporation present or represented and entitled to vote at a duly held stockholders meeting.

         (c) No termination, modification or amendment of the Plan may adversely affect the rights conferred by an Award without the consent of the recipient thereof.

         (d) Notwithstanding anything to the contrary contained herein, the provisions of Section VI(b) may not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.


X.       Recapitalization

         The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares thereof covered by each outstanding Award and by each option award granted or to be granted in accordance with the formula set forth in paragraph (b) of Section VI hereof, and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Corporation and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction.


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XI.      No Right to Employment

         No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in the other relationship with, the Corporation or a Subsidiary. Further, the Corporation and each Subsidiary expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Agreement issued hereunder.

XII.     Governing Law

         To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the laws of the State of New York.

XIII.    Savings Clause

         This Plan is intended to comply in all aspects with applicable laws and regulations, including, with respect to those Employees who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 under the Exchange Act. In case any one more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan.

XIV.     Effective Date and Term

         The effective date of this Plan is November 29, 1993, subject to its approval by the stockholders of the Corporation at the annual meeting to be held on January 18, 1994, or any adjournment thereof; provided, however, that the effectiveness of the provisions of paragraph (b) of Section VI of this Plan is subject to the further condition that the Company shall have received either advice of counsel or a confirmatory letter of the staff of the Securities and Exchange Commission to the effect that said paragraph (b) of Section VI qualifies as a formula plan within the meaning of Rule 16b-3(c)(2) of the regulations promulgated pursuant to the Exchange Act. The Plan shall terminate on December 1, 2003. No awards shall be granted after the termination of the Plan.